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                                                                 EXHIBIT 5.01

                                January 18, 2002

Macromedia, Inc.
600 Townsend Street
San Francisco, CA 94103

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by Macromedia, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about January 18, 2002 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,977,000 shares of the Company's Common Stock, of which (a) 400,000 shares of the Company's Common Stock (the "1993 PLAN STOCK") are subject to issuance by the Company upon the exercise of stock purchase rights granted or to be granted under the Company's 1993 Employee Stock Purchase Plan, as amended (the "1993 PLAN"); (b) 2,000,000 shares of the Company's Common Stock (the "2001 PLAN STOCK") are subject to issuance by the Company upon the exercise of stock purchase rights to be granted under the Company's 2001 Employee Stock Purchase Plan, as amended (the "2001 PLAN"); and (c) 577,000 shares of the Company's Common Stock (the "NON-PLAN STOCK OPTION GRANT STOCK") are subject to issuance by the Company upon the exercise of certain outstanding options that were granted by you outside of your option plans (the "NON-PLAN STOCK OPTION GRANTS"). The 1993 Plan Stock, the 2001 Plan Stock and the Non-Plan Stock Option Grant Stock are together referred to as the "Stock". In rendering this opinion, we have examined the following:

        (1) the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on February 25, 1992; the Company's Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on August 17, 1994; the Certificates of Amendment of the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on September 25, 1995 and August 14, 2001;

        (2)    the Company's Amended and Restated Bylaws, as adopted May 3,
               2001;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

        (4) the Prospectuses prepared in connection with the Registration Statement;

        (5) the Proxy Statement for the Special Meeting of Stockholders of the Company to be held on February 13, 2002 (the "SPECIAL MEETING"), which includes a proposed amendment to the 1993 Plan to increase the number of shares reserved for issuance thereunder by 400,000 shares (the "1993 Plan Amendment");

        (6) the action by unanimous written consent of the Board of Directors dated December 21, 2001, approving the filing of the Registration Statement and the reservation of the Stock for sale and issuance pursuant to the Plans and the Non-Plan Stock Option Grants and the minutes of the meeting of the stockholders of the Company related to the election of the current directors of the Company;

        (7) the stock records that the Company has provided to us (consisting of an email from the Company's transfer agent verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and an email from the Company with respect to the Company's capital and any rights to purchase capital stock of the Company, which was prepared by the Company and dated January 18, 2002); and
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Macromedia, Inc.
January 18, 2002
Page 2

        (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "MANAGEMENT CERTIFICATE").

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be when issued, properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

        Based upon the foregoing, it is our opinion that (a) the 400,000 shares of 1993 Plan Stock that may be issued and sold by the Company upon the exercise of stock purchase rights granted or to be granted under the 1993 Plan, when issued, sold and delivered in accordance with the 1993 Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, and following receipt at the Special Meeting of the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the 1993 Plan Amendment, in favor of the 1993 Plan Amendment, will be validly issued, fully paid and nonassessable; (b) the 2,000,000 shares of 2001 Plan Stock that may be issued and sold by the Company upon the exercise of stock purchase rights to be granted under the 2001 Plan, when issued, sold and delivered in accordance with the 2001 Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable; and
(c) the 577,000 shares of Non-Plan Stock Option Grant Stock that may be issued and sold by the Company upon the exercise of the Non-Plan Stock Option Grants, when issued, sold and delivered in accordance with the Non-Plan Stock Option Grants and the applicable exercise agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

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Macromedia, Inc.
January 18, 2002
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        We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                       Very truly yours,

                                       FENWICK & WEST LLP

                                       By: /s/ ROBERT A. FREEDMAN
                                          --------------------------------------
                                          Robert A. Freedman, a Partner